CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                             FIN SPORTS U.S.A., INC.


      We, the undersigned, Duane S. Jenson, President, and Sheryl Ross, Secretary, of Fin Sports U.S.A., Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                        I

      The name of the Corporation is Fin Sports U.S.A., Inc.

                                       II

      The  following   amendments  to  the  Articles  of  Incorporation  of  the
Corporation were adopted by the written consent of stockholders of the Corporation owning in excess of a majority of the outstanding voting securities of the Corporation on September 17, 1993, and September 25, 1995, respectively, following resolutions of the Board of Directors adopting, ratifying and approving these amendments:

      First:            Article IV shall be amended as follows, to-wit:

                                   ARTICLE IV

      The Corporation is authorized to issue 50,000,000 common shares, all of which shall have a par value of $0.001 per share. Each share shall have equal rights as to voting and in the event of dissolution or liquidation.

      Second:     The 2,800 outstanding shares of the Corporation are forward split on a basis of 2,500 for 1, increasing the presently outstanding shares from 2,800 shares to 7,000,000 shares.

                                       IV

      The number of shares entitled to vote on the amendments was 2,800.

                                        V

      The number of shares voted in favor of the amendments was 2,800 by the written consent given on September 17, 1993, and 2,195 by the written consent given on September 25, 1995, with none opposing and none abstaining.

                            /S/ DUANE S. JENSON, PRES
                            Duane S. Jenson, President


                            /S/ SHERYL ROSS
                            Sheryl Ross, Secretary

STATE OF UTAH           )
                        : ss
COUNTY OF SALT LAKE     )

      On the 25 day of September, 1995, personally appeared before me, a Notary Public, Duane S. Jenson, who acknowledged that he is the President of the Corporation, and that he is authorized to and did execute the above instrument.

                                          /S/ SHERYL ROSS
                                          NOTARY PUBLIC

      (Notary Seal)

STATE OF UTAH           )
                        : ss
COUNTY OF SALT LAKE     )

      On the 25 day of September, 1995, personally appeared before me, a Notary Public, Sheryl Ross, who acknowledged that he is the Secretary of the Corporation, and that he is authorized to and did execute the above instrument.

                                        /S/ DONNA J. GEORGE
                                        NOTARY PUBLIC

      (Notary Seal)

                            CERTIFICATE OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                            FIN SPORTS U.S.A., INC.


     We, the undersigned,  Wayne Bassham,  President and Director, of Fin Sports

U.S.A., Inc., a Nevada corporation (the "Company"), do hereby certify:

                                       I


     Pursuant to Section 78.390 of the Nevada Revised Statutes,  the Articles of

Incorporation  of the  Corporation  shall be amended as  outlined in Section III hereof.

                                       II


     The foregoing  amendment  was adopted by Unanimous  Consent of the Board of

Directors  pursuant  to Section  78.315 of the Nevaa  Revised  Statutes,  and by

Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised

Statutes.


                                      III


     Puruant to the  resolutions  adopted by the Board of directors and Majority

Stockholder as set forth in Paragraph II above, the 7,000,000 outstanding shares of the  Corporation  were  reverse  split  on a basis  of 1 for  6.5,  effective

February 10, 1999,  retaining the authorized  shares at 50,000,000 and par value at one mill ($0.001) per share,  with appropriate  adjustments being made in the additional  paid in capital  and stated  capital  accounts  of the  Corporation;

provided,  however, that no stockholder,  computed on a per stock certificate of record basis on the effective date hereof,  currently  owning 100 or more shares shall be reduced to less than 100  shares as a result of the  reverse  split and that no stockholder  owning less than 100 shares,  on the per stock  certificate basis on the effective date hereof, shall be affected by the reverse split; such additional  shares  required to provide the minimum of 100 shares to be conveyed to the Company by a principal stockholder of the Company; and provided, further,

that all fractional shares shall be rounded to the nearest whole share.


                                       IV


     The number of shares entitled to vote on the amendment was 7,000,000.


                                       V


     The number of shares voted in favor of the  amendment was  5,489,188,  with none opposing and none abstaining.

                                           /S/WAYNE BASSHAM
                                           Wayne Bassham, President and Director

STATE OF UTAH       )
                    )SS
COUNTY OF SALT LAKE )

     On the 4 day of February, 1999, personally appeared before me, a Notary Public, Wayne Bassham, who acknowledged that he is the President and Director of Fin Sports U.S.A., Inc., and that he is authroized to and did execute the above instrument.

                                             /S/KATHLEEN L. MORRISON
                                             NOTARY PUBLIC